UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 13, 2021

____________________

Rapid Therapeutic Science Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-55018 (Commission File Number)	46-2111820 (I.R.S. Employer Identification No.)

5580 Peterson Lane, Suite 200 Dallas, TX (Address of principal executive offices)	75240 (Zip code)

(800) 497-6059

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 3.02.	Unregistered Sales of Equity Securities.

As previously reported in the Current Report on Form 8-K filed by Rapid Therapeutic Science Laboratories, Inc. (formerly, Holly Brothers Pictures, Inc.) (the “Company”, “we” and “us”) with the Securities and Exchange Commission on October 21, 2020, the automatic conversion terms of certain outstanding convertible promissory notes (convertible into common stock at a conversion price of $0.05 per share) were triggered on August 31, 2020, as a result of the Company’s August 2020 fund raising, subject to a 4.99% ownership limitation set forth in such convertible promissory notes (as amended)(the “Automatic Conversion Notes”), which prevents the conversion of the Automatic Conversion Notes into common stock if upon such conversion the holder (and its affiliates) would own more than 4.99% of the Company’s outstanding common stock (the “Ownership Blocker”).

Following the initial automatic conversions of the Automatic Conversion Notes as disclosed in the Current Report on Form 8-K, and the issuance of shares of common stock to the holders thereof, up to each note holder’s applicable Ownership Blocker, the remaining amounts of the Automatic Conversion Notes were to be automatically converted into additional shares of common stock of the Company, from time to time, at such time as the Company was able to issue such holders additional shares of common stock, without exceeding the applicable Ownership Blocker.

On April 13, 2021 (effective as of March 31, 2021), the following additional conversions of the Company’s convertible notes payable occurred: (i) the holders of convertible notes payable issued in 2018 at a conversion price of $0.13 per share with total principal and accrued interest balances in the aggregate amount of $410,888, converted their notes into a total of 3,160,684 shares of common stock pursuant to the terms of their notes; and (ii) the holders of the Automatic Conversion Notes, with a conversion price of $0.05 per share, with a total principal and accrued interest balance in the aggregate amount of $383,470, converted their Automatic Conversion Notes into a total of 7,669,381 shares of common stock. As a result of these conversions, a total of 10,830,065 shares of common stock were issued increasing our total outstanding share count to 193,379,421 shares.

As of March 31, 2021 (after taking into account the conversions above effective March 31, 2021), Automatic Conversion Notes in the amount of $174,685, plus accrued interest in the amount of $31,173, remain outstanding and are available to be converted into a maximum of 4,117,160 shares of common stock, from time to time, at such time as the Company is able to issue such holders additional shares of common stock, without exceeding the applicable Ownership Blocker. With the recent conversions, the Company has reduced its convertible debt obligations by approximately 90% since June 30. 2020.

The issuance of the shares of common stock to the holders of the convertible promissory notes was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), as no commission or other remuneration was paid or given directly or indirectly for soliciting the exchanges and the Company did not receive any compensation for the issuance of the shares of common stock in connection with such conversions..

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1

Form of Amendment to certain Promissory Notes issued by Holly Brothers Pictures, Inc. to various holders, dated as of November 18, 2019 (Filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 2019, and incorporated by reference herein)(File No.: 000-55018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

Date: April 14, 2021

/s/ Donal R. Schmidt, Jr.

Name: Donal R. Schmidt, Jr.

Title: Chief Executive Officer